U.S. SECURITIES AND EXCHANGE

 COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): February 26, 2015

Concierge Technologies, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	333-38838	95-4442384
(state of	(Commission File Number)	(IRS Employer
incorporation)		I.D. Number)

29115 Valley Center Rd., K-206
Valley Center, CA 92082
(866) 800-2978

(Address and telephone number of registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

Stock Redemption Agreement

On February 26, 2015, Concierge Technologies, Inc. (the “Corporation”), a Nevada corporation, entered into a Stock Redemption Agreement with two of its shareholders (the “Shareholders”) and its wholly-owned subsidiary Wireless Village, Inc. dba Janus Cam (“Janus Cam”), a Nevada corporation (the “Agreement”) whereby the Corporation will redeem and cancel 68,000,000 shares of the Corporation’s common stock held by the Shareholders in exchange for all of the outstanding shares of common stock of Janus Cam held by the Corporation and the forgiveness of certain “Inter-Company Debt” of $300,000 advanced to Janus Cam by the Corporation (the “Transaction”).  At the closing of the Transaction, Janus Cam will no longer be affiliated with or a subsidiary of the Corporation and will instead be under the control of the Shareholders.

The Corporation has determined that the Transaction will result in the disposition of a significant amount of the Corporation’s assets and property such that majority shareholder approval of the Agreement is required pursuant to Nevada Revised Statutes (“NRS”) Section 78.565(1).

Entry into the Transaction was approved by the Board of Directors (the “Board”) of the Corporation and by a majority of the Corporation’s shareholders by written consent effective February 26, 2015, subject to regulatory approvals.  In order to close the Transaction, as soon as is reasonably practicable, the Corporation shall take such action as is necessary, including without limitation, filing with the Securities and Exchange Commission (the “SEC”) an Information Statement pursuant to Section 14(c) of the Securities Exchange Act  of 1934 (the “Exchange Act”) to effect the corporate action under SEC Rules.

Distribution Agreement

On March 4, 2015, the Corporation entered into a distribution agreement (the “Distribution Agreement”) with Janus Cam whereby the Corporation will purchase Janus Cam’s V2HD camera for resale to specified customers. The Corporation will also provide installation services, technical support, product training and follow-on services to these customers.  The Distribution Agreement is effective immediately and will remain in existence following the closing of the above Transaction.  The Corporation will continue to embark on a strategy of acquiring diverse business interests not reliant on the Janus Cam subsidiary. By divesting itself of the operational aspects of Janus Cam, yet retaining some key customer support functions, the Corporation expects to be better able to maintain profitable operations while sourcing additional revenue streams through mergers or acquisitions of viable businesses.

The foregoing descriptions of the Transaction and Distribution Agreement are qualified in their entirety by reference to the complete terms of the agreements, the forms of which are included herewith as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 8.01	Other Events.

On March 4, 2015, the Corporation issued a press release announcing the Transaction.  The press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Stock Redemption Agreement, dated February 26, 2015, by and among Concierge Technologies, Inc. the Shareholders and Janus Cam.
10.2	Distribution Agreement, dated March 4, 2015, by and between Concierge Technologies, Inc. and Janus Cam.
99.1	Press Release of Concierge Technologies, Inc., dated March 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCIERGE TECHNOLOGIES, INC.

Date: March 4, 2015	By:	/s/ Nicholas Gerber
Nicholas Gerber, Chief Executive Officer